Exhibit 99.1

Excel Corporation Reports Results for the Quarter ended March 31, 2015

IRVING, TEXAS–May 15, 2015 – Excel Corporation (OTCBB: EXCC), a leading provider of integrated financial and transaction processing services to merchants throughout the United States today reported its consolidated results for the first quarter ended March 31, 2015. Due to its acquisition of Payprotec Oregon LLC dba Securus Payments (“Securus”) in April 2014 and limited operations prior to that acquisition, comparative results between the first quarter of 2015 and 2014 are not meaningful.

Excel’s revenues for the first quarter ended March 31, 2015 were $3,435,826. Operating costs and expenses were $3,880,862 for the period, resulting in a loss from operations of $445,036. Exclusive of corporate overhead of $477,628, Excel’s wholly-owned subsidiary, Securus had an operating loss of $46,312 for the three months ended March 31, 2015. Consolidated net loss for the three months ended March 31, 2015 was $523,940, an improvement of $133,897 from Excel’s 2014 fourth quarter results.

Excel Corporation CEO T. A. “Kip” Hyde Jr. stated, “We are pleased by the continuing improvement in profitability at Securus, resulting in decreased consolidated losses in sequential quarters since that acquisition. We expect to see our best financial results yet in the 2015 second quarter as we continue to work towards augmenting the organic growth at Securus with complementary acquisitions as part of our overall strategy of creating an integrated financial services company focused on small and medium sized businesses.”

For the quarter ended March 31, 2015, the Company announced the following results [the Table below presents summary financial data; see the Company’s Form 10-Q filed on May 15, 2015 for additional information]:

Excel Corporation
Summary Consolidated Financial Results (Unaudited)

	For the Three Months Ended
	March 31,
	2015	2014
Net Revenues	$3,435,826	$21,488
Costs and Expenses
Cost of products sold	518,839	3,622
Payroll	2,416,732	203,258
Outside commissions	376,760	-
Other selling general and administrative expenses	568,531	136,164
Total Costs & Expenses	3,880,862	343,044
Net loss from operations	(445,036)	(321,556)
Interest expense	78,904	-
Net loss before income taxes	(523,940)	(321,556)
Income Tax expense (benefit)
Current	(193,858)	-
Deferred	193,858	-
Total income tax expense	-	-
Net loss	$(523,940)	$(321,556)

About Excel Corporation

Headquartered in Irving, Texas, Excel Corporation provides integrated financial and transaction processing services to merchants throughout the United States. Through its wholly-owned subsidiary, Securus Payments, Excel is a single source provider for virtually all types of merchant payment processing, including the new Apple Pay mobile payment and digital wallet service from Apple Inc. Excel also provides cash advance products to its merchant customers needing capital to grow. Through Securus, the Company operates as a national retail Independent Sales Organization (“ISO”) and Member Service Provider ("MSP"), using its own direct sales and marketing teams and fully integrated customer relationship management systems to promote and support its merchant customers. With over 300 employees and independent sales representatives nationwide, Excel is one of the largest ISO/MSP companies in the United States.

Excel Corporation common stock is traded Over-The-Counter under stock symbol: EXCC. Additional information about the Company can be found at www.ExcelCorpUSA.com.

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All statements from Excel Corporation in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Investors & Analysts Contact:

Robert L. Winspear

Chief Financial Officer

972.476.1000

info@ExcelCorpUSA.com